                              POWER OF ATTORNEY

     KNOW  ALL MEN BY THESE  PRESENTS,  that the  undersigned,  constitutes  and appoints  Mitchell J.  Lindauer  and Kathleen T. Ives each as my true and lawful attorney-in-fact  and agent, with full power of substitution and resubstitution, for me and in my  capacity as an Officer of OFI Tremont  Core  Strategies  Hedge
Fund, to sign on my behalf any and all  Registration  Statements  (including any post-effective  amendments to Registration  Statements) under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and any amendments and supplements thereto, and any proxy statements,  Forms 3, 4 and 5, or other  documents  in  connection  therewith,  and to file the same,  with all exhibits  thereto,  and other documents in connection  therewith,  with the U.S.
Securities and Exchange  Commission,  granting unto said  attorneys-in-fact  and agents,  and each of them,  full power and  authority to do and perform each and every  act and  thing  requisite  and  necessary  to be done  in and  about  the premises,  as fully as to all  intents  and  purposes  as I might or could do in person,  hereby  ratifying and  confirming all that said  attorneys-in-fact  and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

Dated this  2nd   day of February 2009.

/s/ Scott Metchick
Scott Metchick